For Ministry Use Only                   |   Ontario  Corporation  Number |
A  l'usage  exclusif  du  ministere           | Numero de la societe en Ontario|
                                              |             1320430            |
                                              ----------------------------------
Ministry of                     Ministere de
Consumer and                    la Consommation
Commercial Relations            et du Commerce
CERTIFICATE                     CERTIFICAT
This is to certify that these   Ceci certifie que les presents
Articles are effective on       statuts entrent en vigueur le
                OCTOBER 30 OCTOBRE 1998
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
               /s/
                   Director / Directeur
 Business Corporations Act / Loi sur les societes par actions

________________________________________________________________________________
                            ARTICLES OF CONTINUANCE
                              STATUTS DE MAINTIEN

                        Form 6 Business Corporations Act

                  Formule 6 Loi sur les societes par actions


1.   The  name  of  the  amalgamated  corporation  is:

     Denomination sociale de la societe:

     S T O R M I N   R E S O U R C E S   L I M I T E D

2.   The  corporation  is  to be continued under the name (if different from 1):

     Nouvelle denomination sociale de la societe (si elle est differente de celle inscrite ci-dessus):

3.   Name  of  jurisdiction  the  corporation  is  leaving:
     Ressort  de  constitution  de  la  societe:

                                     Canada
--------------------------------------------------------------------------------
                             (Name of jurisdiction)
                            (Ressort de constitution)

4.   Date  of  incorporation/amalgamation
     Date  de  la constitution  ou  de  la  fusion:

                                1984 January 16
--------------------------------------------------------------------------------
                               (Year, Month, Day)
                              (annee, mois, jour)

5.   The  address  of  the  registered  office  in  Ontario  is:
     Adresse  du  siege  social  en  Ontario:

     8  King  Street  East,  Suite  1800
--------------------------------------------------------------------------------
   (Street & Number, or R.R. Number & if Multi-Office Building give Room No.) (Rue et numero, ou numero de la R.R. et, s'il s'agit d'un edifice a bureaux, numero du bureau.)

    Toronto,  Ontario                                              M 5 C 1 B 5
--------------------------------------------------------------------------------
          (Name  of  Municipality  or  Post  Office)             (Postal Code)
     (Nom  de  la  municipalite ou  du  bureau  de poste)        (Code postal)

6.   Number  (or  minimum  and  maximum number) of directors  is:
     Nombre (ou nombres minimal et maximal) d'administrateurs:
     Minimum  -  three (3)
     Maximum  -  ten  (10)

7.   The director(s) is/are:         Administrateur(s):

First name, initials and surname     Residence address, giving Street & No. or R.R. No.,      Resident
Pr nom, initiales et nom de famille  municipality and postal code                             Canadian
                                     Adresse personnelle, y compris la rue et le numero, le   State
                                     numero de la R.R., le nom de la municipalit  et le code  Yes or No
                                     postal                                                   Resident
                                                                                              canadien
                                                                                              Qui/Non
-----------------------------------  -------------------------------------------------------  ---------
Harry J. Hodge                       18 LaRose Avenue                                         Yes
                                     Etobicoke, ON M9P lA5

Frederick C. Knight                  Apt. 1407 - 110 Bloor Street West                        Yes
                                     Toronto, On M5S 2W7

Michael W. Manley                    52 Roxborough Drive                                      Yes
                                     Toronto, On M4W 1X1

Hubert J. Mockler                    46 Rose Park Crescent                                    Yes
                                     Toronto, ON M4T 1P9

     8. Restrictions, if any, on business the corporation may carry on or on powers the corporation may exercise.

          Limites, s'il y a lieu, imposees aux activites commerciales ou aux pouvoirs de la societe.

     None

     9. The classes and any maximum number of shares that the corporation is authorized to issue:

          Catogories et nombre maximal, sil y a lieu, d'actions que la societe est autorisee a emettre:

          The Corporation is authorized to issue an unlimited number of common shares.

    10. Rights, privileges, restrictions and conditions (if any) attaching to each class of shares and directors authority with respect to any class of shares which is to be issued in series:

          Droits, privileges, restrictions et conditions, s'il y a lieu. rattaches a chaque categorie d'actions et pouvoirs des administrateurs relatifs a chaque categorie d'actions qui peut etre emise en serie:


     (a)  to  vote  at  all  meetings  of  shareholders;

     (b) to receive dividends as and when declared by the directors of the Corporation; and

     (c)  to receive the remaining property of the Corporation upon dissolution.

    11. The issue, transfer or ownership of shares is not restricted and the restrictions (if any) are as follows:

          L'emission, le transfert ou la propriete d'actions est/n est pas restreint. Les restrictions, s'il y a lieu, sont les suivantes:

          None

     12.  Other  provisions,  if  any,  are:

          Autres  dispositions,  sil  y  a  lieu:

          The directors of the Corporation may, without authorization of the shareholders of the Corporation,


          (i)  borrow  upon  the  credit  of  the  Corporation;

          (ii) issue, re-issue, sell or pledge debt obligations of the Corporation

          (iii)give  a  guarantee  on  behalf  of  the   Corporation  to  secure
               performance  of  an  obligation  of  any  person;  and

          (iv) mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of the Corporation, owned or subsequently acquired, to secure any obligation of the Corporation.

          The directors may be resolution delegate any one or all of the powers referred to in this clause to a director, a committee of directors or an officer of the Corporation.

     13. The corporation has complied with subsection 180(3) of the Business Corporations Act.

          La societe s'est conformee au paragraphe 180(3) de la Loi sur les societes par actions.


     14. The continuation of the corporation under the laws of the Province of Ontario has been properly authorized under the laws of the jurisdiction in which the corporation was incorporated/amalgamated or previously continued on

          Le maintien de la societe en vertu des lois de la province de l'ontario a ete doment autorise en vertu des lois de l'autorite legislative sous le regime de laquelle la societe a ete constituee ou fusionnee ou anterieurement maintenue le

                                1998 September 24
--------------------------------------------------------------------------------
                               (Year, Month, Day)
                              (annee, mois, jour)

     15. The corporation is to be continued under the Business Corporations Act to the same extent as if it had been incorporated thereunder.

          La maintien de la societe en vertu de la Loi sur les socitetes par actions a le meme effet que si la societe avait ete constituee en vertu de cette loi.


These  articles  are  signed  in  duplicate.

Les  presents  statuts  sont  signes  en  double  exemplaire



                                                  STORIMIN RESOURCES LIMITED
                                            ------------------------------------
                                                    (Name of Corporation)
                                            (Denomination sociale de la societe)




                                     By/Par:  /s/  France Crawford  SECRETARY
                                            ------------------------------------
                                             (Signature) (Description of Office)
                                             (Signature)       (Foction)

Industry  Canada                  Industrie  Canada

     Corporations  Dictorate        Direction  genrale  des  Corporations
     9th  floor                     9e  etage
     Jean Edmonds Towers South      Tour  Jean  Edmonds  sud
     365  Laurier  Avenue  West     365,  avenue  Laurier  ouest
     Ottawa,  Ontario  K1A  0C8     Ottawa  (Ontario)  K1A  0C8

                                                      Your file  Votre reference
November  13,  1998/le  13  novembre  1998
                                                      Our file - Notre reference


BOYLE,  HOBART
ATTN:   G.  MICHAEL  HOBART
36  LOMBARD  STREET
SUITE  600
TORONTO,  ONT
M5C  2X3

Re  -  Objet


Storimin  Resources  Limited



Enclosed  herewith  is  the  document  issued  in  the  above  matter.

Vous  trouverez  ci-inclus  le  document  emis  dans  l'affaire  precitee.


A notice of issuance of CBCA documents will be published in the Canada Corporations Bulletin. A notice of issuance of CCA documents will be published in the Canada Corporations Bulletin and the Canada Gazette.

Un avis de l'emissionde documents en vertu de la LCSA sera publie dans le Bulletin des societes canadiennes. Un avis de l'emission de documents en vertu de la LCC sera publie dans le Bulletin des societes canadiennes et daris la Gazette du Canada.

IF  A  NAME  OR  CHANGE  OF  NAME  IS  INVOLVED, THE FOLLOWING CAUTION SHOULD BE
OBSERVED:

S'IL EST QUESTION D'UNE DENOMINATION SOCIALE OU D'UN CHANGEMENT DE DENOMINATION SOCIALE, L'AVERTISSEMENT SUIVANT DOIT ETRE RESPECTE:


     This name is available for use as a corporate name subject to and conditional upon the applicants assuming full responsibility for any risk of confusion with existing business names and trade marks (including those set out in the relevant NUANS search report(s)). Acceptance of such responsibility will comprise an obligation to change the name to a dissimilar one in the event that representations are made and established that confusion is likely to occur. The use of any name granted is subject to the laws of the jurisdiction where the company carries on business.


     Cette denomination sociale est disponible en autant que les requerants assument toute responsabilit de risque de confusion avec toutes denominations commerciales et toutes marques de commerce existantes (y compris celles qui sont citees dans le(s) rapport(s) de recherches de NUANS pertinent(s)). Cette acceptation de responsabilite comprend l'obligation de changer la denomination de la societe en une denomination difference advenant le cas ou des representations sont faites etablissant qu'il y a une probabilite de confusion. L'utilisation de tout nom octroye est sujette a toute loi de la juridiction ou la societe exploite son entreprise.

For  the  Director  General,  Corporations  Directorate

pour  le  Directeur  general,  Direction  generale  des  Corporations


     CANADA

     Industry  Canada     Industrie  Canada

CERTIFICATE                            CERTIFICAT  DE  CHANGEMENT
OF  DISCONTINUANCE                     DE  REGIME

CANADA  BUSINESS                       LOI  CANADIENNE  SUR
CORPORATIONS  ACT                      LES  SOCIETES  PAR  ACTIONS


STORIRNIN  RESOURCES  LIMITED          163129-2


___________________________________
Name  of  corporation-Denomination  de  La  societe

I  hereby  certify that the above-named  corporation



_________________________________________
Corporation number-Numero de la societe

Je certifie que la societe susmentionnee:

a) was discontinued under section 188 of the Canada Business Corporations Act and continued under the laws of another jurisdiction as specified in the attached notice;

[X]

a) a change de regime en vertu de l'article 188 de La Loi canadienne sur les societes par actions et a ete prorogee sous le regime d'une autre autorite legislative, laquelle est mentionnee dans l'avis ci-joint;

b) was discontinued under section 188 of the Canada Business Corporations Act and continued under the

b) a change de regime en vertu de l'article 188 de La Loi canadienne sur les societes par actions et a ete prorogee sous le regime de la:

     i)   Bank  Act,
     i)   Loi  sur  les  banques,

     ii)  Canada  Cooperative  Associations  Act,
     ii)  Loi  sur  les  associations  cooperaiives  du  Canada,

     iii) Insurance  Companies  Act,  or
     iii) Loi  sur  les  societes  d'assurances,

     iv)  Trust and Loans Companies Act, as specified in the attached notice; or
     iv) Loi sur les societes de fiducie et de pret, laquelle est mentionnee dans l'avis ci-joint;

     c)   was  amalgamated  pursuant  to  the  provisions  of  the
     c)   a  ete  fusionnee  en  vertu  des  dispositions  de  La

     i)   Bank  Act,
     i)   Loi  sur  les  banques,

     ii)  Canada  Cooperative  Associations  Act,
     ii)  Loi  sur  les  associations  cooperatives  du  Canada,

     iii) Cooperative  Credit  Associations  Act,
     iii) Loi  sur  les  associations  cooperative  de  credit,

     iv)  Insurance  Companies  Act,  or
     iv)  Loi  sur  les  societes  d'assurances,

     v)   Trust  and  Loans  Companies  Act.
     v)   Loi  sur  les  societes  de  fiducie  et de  pret.

          as  specified  in  the  attached  notice.
          laquelle  est  mentionnee  dans  l'avis  ci-joint.

/s/
Director  -  Directeur


October  30,  1998/le  30  octobre  1998
Date  of  Discontinuance  -  Date  du  changement  de  regime


Canada